UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2013

ENCORE BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	5182	26-3597500
(State or Other Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation)	Classification Code Number)	Identification No.)

2215-B Renaissance Drive
Las Vegas, NV 89119

(310) 699-9937
(Address and telephone number of registrant’s principal executive offices)

________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 15a-12 under the Exchange Act (17 CFR 240.15a-12)

[   ]  Pre-commencement communications pursuant to Rule 15d-2(b) under the Exchange Act (17 CFR 240.15d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On Nov 20, 2013 the Company entered into a material definitive agreement to acquire substantially all of the shares of stock and the business of Northridge Mills Holdings, Inc. from Leatrice Aroff. The agreement provides that Encore Brands will manage the business until such time as audited financials are delivered to the offices of Encore Brands, Inc. which is anticipated to be before the end of Q1 2014.

The Northridge Mills business has been in existence for more than 50 years at the same location, 1901 First Street in San Fernando, California.  Historically the company has provided contract sewing and full package production for some of the largest brands in the world including; Nike, J Crew, and Patagonia as well as smaller developing brands such as Velvet, Jolyn, and Mizuno. The company currently employs over 150 people in approximately 25,000 square feet of space. The average employee has been with the company for more than 10 years, and Encore intends to keep key management in place. With over 400 best of breed machines and a large pool of skill operators the business is unique in the domestic Los Angeles market providing professional services to those companies seeking expertise in knits, swimwear, sportswear and stretch fabrics.

As Encore evolves into a complete brand management company and moves away from solely focusing on beverage brands, the Northridge Mills business will immediately provide revenue, resources, assets, and deal flow. This includes first look opportunities at early and development stage brands as well as mature brands that might be viable acquisition targets.

The company is currently reviewing several licensing opportunities in house, potential brand acquisitions that have been in discussion with the company and new brands generated organically by current staff. The management of Encore believes with this acquisition the company can create significant growth and improved margin over time.

In addition to the acquisition of Northridge Mills Holdings, Inc., the transaction required and comes with its own financing in the form or a $5,000,000 dollar revolving line of credit from TCA Global Master Fund. Please see item 2.03 of this filing. The line of credit will allow Encore to implement its business plan and continue the operations and growth of the Northridge business.

The Northridge acquisition consists of three separate agreements: a Purchase Agreement, Management Agreement and a Promissory Note. The purchase price is to be $1,600,000 dollars in the form of note issued at closing payable over ten years at an interest rate of 7.5 percent. In addition, Encore will issue the owner of Northridge Mills 40,000,000 shares upon closing.

It is anticipated the Management Agreement will stay in place for 90 days or less, concluding with the delivery of Northridge’s audited financials. At that time the Management Agreement will be terminated and the purchase will be completed with Encore issuing the Promissory Note and common shares of the company to the seller.

The Purchase Agreement has been included as an attachment to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Northridge Mills Holdings or Encore Brands or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Encore Brand’s public disclosures.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective on December 27, 2013, we entered into a Senior Secured Revolving Credit Facility Agreement (the “Credit Agreement”) dated as of August 31, 2013 with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership.  Pursuant to the Agreement, TCA agreed to loan up to $5 million to us for working capital purposes.  A total of $750,000 was funded by TCA in connection with the closing and acquisition of Northridge Mills Holdings, Inc.  The amounts borrowed pursuant to the Credit Agreement are evidenced by a Promissory Note (the “Note”), the repayment of which is secured by a Security Agreement executed by us and our to be wholly-owned subsidiary and additional guarantor, Northridge Mills Holdings, Inc.  Pursuant to the Security Agreements, the repayment of the Note is secured by a security interest in substantially all of our and Northridge Mills Holdings, Inc.’s assets in favor of TCA.  The initial draw in the amount of $750,000 is due and payable along with interest thereon on June 27, 2014, and bears interest at the rate of 11% per annum, increasing to 18% per annum upon the occurrence of an event of default. This senior secured facility allowed the company to extinguish an exiting $100,000 line of credit from JP Morgan Chase that was in place with the Northridge Mills business and to begin managing operations of the business, complete and extinguish delinquent auditing and compliance requirements.

Additionally, upon the occurrence of an event of default under the Credit Agreement or the Revolving Note, TCA may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Revolving Note into shares of our common stock at a conversion price equal to 85% of the lowest daily volume weighted average price of our common stock during the five (5) trading days immediately prior to such applicable conversion date, in each case subject to TCA not being able to beneficially own more than 4.99% of our outstanding common stock upon any conversion.

We have the right to prepay the Revolving Note, in whole or in part, provided, that we pay TCA an amount equal to the then outstanding amount of the Revolving Note plus a fee of 2.5% for repayments of 80% or more of the total amount of the note within 91 to 180 days following the Closing for making the credit facility available.

We also agreed to pay TCA various fees during the term of the Credit Agreement, including a $1,500 asset monitoring fee (which increases as additional amounts are borrowed under the Credit Agreement) due each quarter that the Credit Agreement is outstanding, a commitment fee of 3% of the revolving loan commitment and 2% of any increase in the amount thereof, and an investment banking fee of $225,000 payable in three $75,000 payments at 6, 9 and 12 months from the date of closing.

We also paid TCA various due diligence, legal and document review fees in connection with the closing.  In total, we paid $48,924 in fees, expenses and closing costs, paid off an existing $100,000 line of credit, and netted $599,972.37 in connection with the execution of the Credit Agreement.

During the term of the Credit Agreement, we are prohibited from incurring any indebtedness (other than in connection with the Credit Agreement or as otherwise approved by TCA).

The foregoing description of the Revolving Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the descriptions and complete terms and conditions of the Credit Agreement, a copy of which is attached as exhibit 10.2

Item 9.01    Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits                                Description

10.1                                Purchase Agreement Dated November 20, 2013 between the company and Northridge Mills Holdings, Inc

10.2                                Credit Agreement Dated December 27th 2013 between the company and TCA Global Credit Master Fund LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE BRANDS, INC.

January 6, 2014	By: /s/ Alex G. McKean
Alex G. McKean
Chief Financial Officer